QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of Affymax Inc., for the registration of common stock, preferred stock, debt securities, warrants and units and to the incorporation by reference therein of our reports dated March 10, 2011, with respect to the financial statements and the effectiveness of internal control over financial reporting of Affymax, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
August 8, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM